Exhibit 4.11

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is made as of September 12, 2013, by and among LDR Holding Corporation, a Delaware corporation (the “Company”) and the stockholders set forth on Annex A and Annex B hereto (collectively, the “Stockholders”).

WHEREAS, in connection with the Company’s proposed initial public offering of its Common Stock (the “Common Stock”) which, if consummated, would be conducted pursuant to an effective registration on Form S-1 under the Securities Act of 1933, as amended (the “Offering”), the Company has requested that holders of the Company’s Preferred Stock (the “Preferred Stock”) convert all such Preferred Stock into Common Stock pursuant to Section B.4(b) of Article IV of the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), subject to and effective upon the consummation of the Offering (such conversion, the “Conversion”);

WHEREAS, the Stockholders are the owners of the shares of the Company’s Series C Preferred Stock as set forth on Annex A hereto;

WHEREAS, the Offering may not result in an automatic conversion of the Preferred Stock pursuant to Section IV.B.4(b)(i) of the Charter;

WHEREAS, in order to induce the Stockholders to vote their Shares (as defined below) in favor of the Conversion, the Company and the Stockholders entered into a Voting Agreement dated of August 26, 2013 (the “Prior Agreement”); and

WHEREAS, the Company and Stockholders desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

NOW, THEREFORE, in consideration of the promises and agreements of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Shares Subject to this Agreement. The Stockholders agree to hold all shares of Preferred Stock of the Company registered in their respective names or beneficially owned by them as of the date of this Agreement and any other shares of Preferred Stock of the Company legally or beneficially held or acquired by them after the date hereof (together, the “Shares”) subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

2. Conversion. Within one (1) business day after delivery (in accordance with Section 6.7 below) of a written request from the Company that each Stockholder vote to effect the Conversion (the “Request Notice”), each of the Stockholders shall vote (or exercise or deliver a written consent with respect to) all of their Shares, and shall take all other necessary actions within their control, including, without limitation, attending meetings, executing a proxy to vote at any meeting and executing written consents, to effect the Conversion effective immediately prior to the consummation of the Offering. The Company covenants and agrees it will not deliver the Request Notice unless it delivers the Request Notice to all of the Stockholders concurrently.

3. Cash Payment. In order to induce the Stockholders to enter into this Agreement and to vote their Shares in favor of the Conversion pursuant to Section 2 above, both of which events are required to trigger the Company’s obligation to make a cash payment pursuant to this Section 3, the Company shall promptly, but in no event later than 15 days after the closing of the Offering, make a cash payment to each Stockholder either: (a) in an amount set forth next to such Stockholder’s name on Annex A hereto if Comerica Ventures Incorporated does not provide notice on or prior to September 12, 2013 of its intent to exercise its warrant to purchase Series C Preferred Stock of the Company, subject to and effective immediately prior to the consummation of the Offering, or (b) in an amount set forth next to such Stockholder’s name on Annex B hereto if Comerica Ventures Incorporated does provide notice on or prior to September 12, 2013 of its intent to exercise its warrant to purchase Series C Preferred Stock of the Company, subject to and effective immediately prior to the consummation of the Offering.

4. Irrevocable Proxy. To secure each Stockholder’s obligations to vote the Shares in accordance with this Agreement, each Stockholder hereby appoints the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the General Counsel of the Company, or any of them from time to time, or their designees, as such Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Stockholder’s Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Stockholder if, and only if, such Stockholder fails to vote all of such Stockholder’s Shares or execute such other instruments in accordance with the provisions of this Agreement within one (1) business day after delivery by the Company of the Request Notice. The proxy and power granted by each Stockholder pursuant to this Section 4 are coupled with an interest and are given to secure the performance of such Stockholder’s duties under this Agreement. Each such proxy and power will be irrevocable for the term of this Agreement. The proxy and power will survive the merger or reorganization of such Stockholder or any other entity acquiring any Shares from Stockholder.

5. Legend. The Company may imprint or otherwise place on certificates representing the Shares, or indicate in the records of the Company, a legend reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT, DATED AS OF AUGUST 26, 2013, WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

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6. Miscellaneous.

6.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, (i) such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (ii) the parties shall, to the extent permissible by applicable law, amend this Agreement or enter into other forms of voting agreements or voting trusts, or execute irrevocable proxies, so as to make effective and enforceable the intent of such prohibited or invalidated provision.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflict of law provisions.

6.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Assignment; Binding Effect. The Stockholders hereby agree, and any transferee or assignee of any of the Shares is hereby on notice that, any transfer or assignment of such Shares is conditioned upon such transferee’s or assignee’s execution and delivery of this Agreement prior to such transfer or assignment. Any transfer or assignment of any such voting securities of the Company in violation of this section shall be void and be of no force or effect.

6.5 Entire Agreement. This Agreement contains the sole and entire understanding of the parties with respect to the subject matter, and all prior negotiations, discussions and commitments and understandings heretofore had between them with respect thereto are merged herein. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Stockholders. A waiver on one occasion shall not constitute a waiver on any future occasion.

6.6 Termination. This Agreement (and all rights and obligations pursuant to this Agreement) will terminate upon the earliest to occur of (i) the closing of the Offering, (ii) December 31, 2013, (iii) the dissolution of the Company, or (iv) the effective date of a Deemed Liquidation Event, as defined in the Company’s certificate of incorporation as in effect from time to time; provided, however, that if the Conversion has actually occurred then all payments owing by the Company pursuant to this Agreement shall remain an obligation of the Company after such termination.

6.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively delivered upon the earliest of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, provided no notification of

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delivery failure is received by the sender; or (iii) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages to this Agreement, or such other address(es) as may be provided by written notice to the other parties hereto in accordance with this Section 6.7.

6.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which each party is entitled at law or in equity.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

LDR HOLDING CORPORATION

/s/ Christophe Lavigne
Name: Christophe Lavigne
Title: President & CEO

Address:	13785 Research Blvd.
Suite 200
Austin, TX 78750
Attention: Scott Way
Email: Scott.Way@ldrspine.com

With a copy (which copy shall not constitute notice) to:

Andrews Kurth LLP
Attention: Carmelo Gordian
111 Congress Avenue
Suite 1700
Austin, TX 78701
Fax: (512) 320-9292; attn.: Carmelo Gordian
E-mail: carmelogordian@andrewskurth.com

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

Telegraph Hill Partners SBIC, L.P.

/s/ Robert Shepler
Name: Robert Shepler
Title: Manager

Address:	360 Post St., Suite 601
San Francisco, CA 94108
Attention: Robert G. Shepler
Email: rgs@thpartners.net

With a copy (which copy shall not constitute notice) to:

Orrick, Herrington & Sutcliffe, LLP
Attention: John F. Seegal
405 Howard St.
San Francisco, CA 94105-2669
Fax: 415-773-5759
Email: jseegal@orrick.com

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

THP Affiliates Fund, LLC

/s/ Robert Shepler
Name: Robert Shepler
Title: Manager

Address:	360 Post St., Suite 601
San Francisco, CA 94108
Attention: Robert G. Shepler
Email: rgs@thpartners.net

With a copy (which copy shall not constitute notice) to:

Orrick, Herrington & Sutcliffe, LLP
Attention: John F. Seegal
405 Howard St.
San Francisco, CA 94105-2669
Fax: 415-773-5759
Email: jseegal@orrick.com

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

Telegraph Hill Partners II, L.P.

/s/ Robert Shepler
Name: Robert Shepler
Title: Manager

Address:	360 Post St., Suite 601
San Francisco, CA 94108
Attention: Robert G. Shepler
Email: rgs@thpartners.net

With a copy (which copy shall not constitute notice) to:

Orrick, Herrington & Sutcliffe, LLP
Attention: John F. Seegal
405 Howard St.
San Francisco, CA 94105-2669
Fax: 415-773-5759
Email: jseegal@orrick.com

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

THP II Affiliates Fund, LLC

/s/ Robert Shepler
Name: Robert Shepler
Title: Manager

Address:	360 Post St., Suite 601
San Francisco, CA 94108
Attention: Robert G. Shepler
Email: rgs@thpartners.net

With a copy (which copy shall not constitute notice) to:

Orrick, Herrington & Sutcliffe, LLP
Attention: John F. Seegal
405 Howard St.
San Francisco, CA 94105-2669
Fax: 415-773-5759
Email: jseegal@orrick.com

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

Pinto Technology Ventures, L.P.

/s/ Matthew Crawford
Name: Matthew Crawford
Title: Managing Director

Address:	3600 North Capital of Texas Hwy.
Building B, Suite 245
Austin, TX 78746
Attention: Matthew Crawford
Email: Matt@ptvsciences.com

With a copy (which copy shall not constitute notice) to:

Lauren Charet
3600 North Capital of Texas Hwy.
Building B, Suite 245
Austin, TX 78746
Email: lauren@ptvsciences.com

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

PTV Sciences II, L.P.

/s/ Matthew Crawford
Name: Matthew Crawford
Title: Managing Director

Address:	3600 North Capital of Texas Hwy.
Building B, Suite 245
Austin, TX 78746
Attention: Matthew Crawford
Email: Matt@ptvsciences.com

With a copy (which copy shall not constitute notice) to:

Lauren Charet
3600 North Capital of Texas Hwy.
Building B, Suite 245
Austin, TX 78746
Email: lauren@ptvsciences.com

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

FCPR R Capital Technologies

/s/ Pierre Remy
Name: Pierre Remy
Title: Managing Partner

Address: R Capital Management
64 Rue de Lisbonne
75008 Paris- FRANCE
Attention: Pierre Remy
Email: pierre.remy@rothschild.com

With a copy (which copy shall not constitute notice) to:

Attention:

Fax: ; attn.:
E-mail:

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

FCPR R Capital Privé Technologies

/s/ Pierre Remy
Name: Pierre Remy
Title: Managing Partner

Address:	R Capital Management
64 Rue de Lisbonne
75008 Paris- FRANCE
Attention: Pierre Remy
Email: pierre.remy@rothschild.com

With a copy (which copy shall not constitute notice) to:

ALP Capital
Attention: Luc Luchelle
Face 45 Quai Alphonse LEGALLO
92100 Boulogne - FRANCE
Email: luc.luchelle@alpcapital.com

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

Fin PO S.A.

/s/ Alain PEIGNEUX
Name: Alain PEIGNEUX
Title: Director

Address: 23 lis au de Messine
75008 Paris
France
Attention: Alain PEIGNEUX
Email:

With a copy (which copy shall not constitute notice) to:

Attention:

Fax: ; attn.:
E-mail:

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

Austin Ventures VIII, L.P.

/s/ Joe Aragona
Name: Joe Aragona
Title: General Partner

Address:	300 West Sixth Street, Suite 2300
Austin, TX 78701
Email:

With a copy (which copy shall not constitute notice) to:

Attention:

Fax: ; attn.:
E-mail:

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

Dahlia A Sicar SCA

/s/ Benoit de Kerleau
Name: Benoit de Kerleau
Title: Authorized representative

Address:	Dahlia Partners 5-7 Rue de Monttessuy
75007 Paris—FRANCE
Attention: Benoit de Kerleau & Didier pascal
Email:benoit.dekerleau@dahlia-partners.com didier.pascal@dahlia-partners.com

With a copy (which copy shall not constitute notice) to:

Attention:

Fax: ; attn.:
E-mail:

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

Comerica Bank

/s/ LaReeda Rentie
Name: LaReeda Rentie
Title: Assistant Vice President

Address:	1717 Main Street
5th Floor, MC 6406
Dallas, TX 75201
Attention: Warrant Administrator
Email: LCRentie@comerica.com

With a copy (which copy shall not constitute notice) to:

Attention:

Fax: ; attn.:
E-mail:

[Signature Pages to Voting Agreement]

ANNEX A

CASH PAYMENT TO HOLDERS OF SERIES C PREFERRED STOCK

Stockholder	Cash Payment ($)
Telegraph Hill Partners SBIC, L.P.	$1,447,500.29
THP Affiliates Fund, LLC	$52,500.14
Telegraph Hill Partners II, L.P.	$8,401,973.72
THP II Affiliates Fund, LLC	$184,935.02
Pinto Technology Ventures, L.P.	$1,250,000.17
PTV Sciences II, L.P.	$2,385,209.39
FCPR R Capital Technologies	$215,531.41
FCPR R Capital Privé Technologies	$34,468.27
Fin PO S.A.	$999,999.90
Dahlia A Sicar SCA	$1,027,881.85
Austin Ventures VIII, L.P.	$1,499,999.85

Total	$17,500,000.01

ANNEX B

CASH PAYMENT TO HOLDERS OF SERIES C PREFERRED STOCK

Stockholder	Cash Payment ($)
Telegraph Hill Partners SBIC, L.P.	$1,447,500.29
THP Affiliates Fund, LLC	$52,500.14
Telegraph Hill Partners II, L.P.	$8,401,973.72
THP II Affiliates Fund, LLC	$184,935.02
Pinto Technology Ventures, L.P.	$1,250,000.17
PTV Sciences II, L.P.	$2,385,209.39
FCPR R Capital Technologies	$215,531.41
FCPR R Capital Privé Technologies	$34,468.27
Fin PO S.A.	$999,999.90
Dahlia A Sicar SCA	$1,027,881.85
Austin Ventures VIII, L.P.	$1,499,999.85
Comerica Ventures Incorporated	$89,999.75	[1]

Total	$17,589,999.76

[1]	This amount shall be paid to Comerica Ventures Incorporated if it exercises its warrant by paying cash or check for the aggregate exercise price of the warrant. If the warrant is exercised pursuant to a “net exercise” provision, such cash payment shall be equal to 50% of (i) $1.165 times (ii) the number of shares of Series C Preferred Stock issued to Comerica Ventures Incorporated upon exercise of the warrant and prior to the subsequent conversion of such shares to Common Stock.